REVOCABLE PROXY
FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. ("FIRST FEDERAL") FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2013 AND AT ANY ADJOURMENT THEREOF.

The undersigned, being a shareholder of First Federal as of , 2013, hereby authorizes and appoints the Board of Directors of First Federal, and any individual member thereof, or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of shareholders of First Federal to be held at Three Financial Centre, 900 S. Shackleford Rd., Ste. 230, Little Rock, AR 72211 on , , 2013 at 10:00 a.m., central time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, upon the proposals listed below and described in the joint proxy statement/prospectus and in their discretion with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Mark here for address change.

____

____

____

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

1. **Agreement and Plan of Merger**. Approval and adoption of the Agreement and Plan of Merger dated July 1, 2013 as described in the joint proxy statement/prospectus dated , 2013, whereby First National Security Company ("FNSC") will be merged with and into First Federal, with First Federal surviving. ☐ For ☐ Against ☐ Abstain

2. **Authorized Share Amendment**. Approval of an amendment to the articles of incorporation of First Federal to increase the number of authorized shares of common stock, par value $.01 per share, from 30,000,000 shares to 100,000,000 shares. ☐ For ☐ Against ☐ Abstain

3. **Approval of Name Change Amendment**. Approval of an amendment to the articles of incorporation of First Federal to change the name of the corporation from First Federal Bancshares of Arkansas, Inc. to Bear State Financial, Inc. ☐ For ☐ Against ☐ Abstain

4. **Private Placement**. Approval of the sale of 2,531,645 shares of First Federal common stock, par value $.01 per share, in a private placement at a price per share of $7.90 to Bear State Financial Holdings, LLC ("Bear State") and to certain members of Bear State individually. ☐ For ☐ Against ☐ Abstain

5. **Adjournment Proposal.** The proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the foregoing proposals at the time of the Special Meeting. ☐ For ☐ Against ☐ Abstain

6. **Other Business.** The proxies are authorized to vote in their discretion upon such other business as may be properly brought before the Special Meeting or any adjournment thereof. The Board of Directors of First Federal currently knows of no other business to be presented.

Any such matters as may properly come before the meeting, or any adjournments thereof.

If properly executed and returned, the shares represented by this proxy will be voted in accordance with the directions given herein. **If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the joint proxy statement/prospectus dated , 2013, (i) "FOR" approval and adoption of the Agreement and Plan of Merger, (ii) "FOR" approval of the Authorized Share Amendment, (iii) "FOR" approval of the Name Change Amendment, (iv) "FOR" approval of the Private Placement, and (v) "FOR" approval of the Adjournment Proposal.** If any other business is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors of First Federal.

This proxy may be revoked at any time prior to its exercise by written notice or subsequently dated proxy delivered to the Secretary of First Federal.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as the name appears on this proxy card. When shares are held by joint owners, both should sign. When signing in a representative capacity, please give title.

7001